Exhibit 99.1

Cara Therapeutics Announces Appointment of Lisa von Moltke, M.D., to its Board of Directors

STAMFORD, Conn., November 3, 2022 – Cara Therapeutics, Inc. (Nasdaq: CARA), a commercial-stage biopharmaceutical company leading a new treatment paradigm to improve the lives of patients suffering from pruritus, today announced the appointment of Lisa von Moltke, M.D., to its Board of Directors. Dr. von Moltke currently serves as Executive Vice President and Chief Medical Officer at Seres Therapeutics, Inc.

“We are very pleased to welcome Lisa to our board of directors,” said Christopher Posner, President, Chief Executive Officer and Director of Cara Therapeutics. “Her extensive clinical development and pharmacology expertise will be of great value as we continue executing our strategy to expand the utility and maximize the potential of oral difelikefalin for the treatment of pruritus.”

“It’s an exciting time to be joining the board of Cara Therapeutics,” said Dr. von Moltke. “I look forward to working with the Cara team as its late-stage oral difelikefalin pipeline progresses in multiple therapeutic indications for the treatment of pruritus, an underserved and burdensome condition.”

Dr. von Moltke has directed successful development programs, led clinical teams, and interacted with regulatory agencies across multiple therapeutic areas. Prior to joining Seres, Dr. von Moltke served in roles of increasing seniority at Alkermes, Inc., culminating as Senior Vice President and Head of Clinical Development. Previously, Dr. von Moltke was Vice President Clinical Pharmacology at Sanofi/Genzyme Corporation, where she also served as U.S. Head Clinical & Exploratory Pharmacology Sciences (CEP) and Early Development and later as Head CEP for Japan and China regions. Earlier in her career, she was Head, Translational Medicine for the Takeda Oncology Company. Dr. von Moltke has served as President of the American College of Clinical Pharmacology and Editor-in-Chief of The Journal of Clinical Pharmacology. She received a B.A. from Wellesley College and M.D. from Michigan State University, College of Human Medicine.

About Cara Therapeutics

Cara Therapeutics is a commercial-stage biopharmaceutical company leading a new treatment paradigm to improve the lives of patients suffering from pruritus. The Company’s novel KORSUVA® (difelikefalin) injection is the first and only FDA-approved treatment for moderate-to-severe pruritus associated with chronic kidney disease in adults undergoing hemodialysis. The Company is developing an oral formulation of difelikefalin and has initiated Phase 3 programs for the treatment of pruritus in patients with non-dialysis dependent advanced chronic kidney disease and atopic dermatitis. The Company has completed a Phase 2 proof-of-concept trial of oral difelikefalin for the treatment of moderate-to-severe pruritus in patients with notalgia paresthetica. A Phase 2 proof-of-concept trial in primary biliary cholangitis patients with moderate-to-severe pruritus is ongoing. For more information, visit www.CaraTherapeutics.com and follow the company on Twitter, LinkedIn and Instagram.

Forward-looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of these forward-looking statements include statements concerning the Company’s future development of oral difelikefalin for treatment of pruritus. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and its other documents subsequently filed with or furnished to the Securities and Exchange Commission, including its Form 10-Q for the quarter ended September 30, 2022. All forward-looking statements contained in this press release speak only as of the date on which they were made. Cara Therapeutics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

MEDIA CONTACT:

Annie Spinetta

6 Degrees

973-768-2170

aspinetta@6degreespr.com

INVESTOR CONTACT:

Iris Francesconi, Ph.D.

Cara Therapeutics

203-406-3700

investor@caratherapeutics.com